EXHIBIT 99.1

Whole Foods Market Reports First Quarter Results

Company Produces Record Sales of $4.8 Billion and Delivers EPS of $0.46; Raises EPS Outlook for the Fiscal Year

AUSTIN, Texas, Feb. 10, 2016 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (NASDAQ:WFM) today reported results for the 16-week first quarter ended January 17, 2016. For the quarter, total sales increased 3% to a record $4.8 billion. Comparable store sales on a constant currency basis decreased 1.8%. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $399 million, or 8.3% of sales, diluted earnings per share were $0.46, and adjusted return on invested capital was 14%.

“We delivered record sales of $4.8 billion this quarter and are pleased with the progress we have made on our nine-point plan outlined in November,” said Walter Robb, co-chief executive officer of Whole Foods Market. “We improved our cost structure, stepped up our value efforts, and are excited to announce today the national launch of digital coupons within our mobile app. We believe we will deliver strong returns to shareholders over the long term as we improve our price perception, better communicate our higher quality standards and differentiation, and continue to fundamentally evolve our business.”

During the quarter, the Company produced $232 million in cash flow from operations, invested $179 million in capital expenditures, returned $45 million in quarterly dividends to shareholders, and repurchased $634 million or 21.2 million shares of common stock. On December 3, 2015, the Company completed its previously announced offering of $1.0 billion of 5.2% senior notes due 2025, ending the quarter with $1.1 billion in total debt and $1.4 billion in total available capital. Subsequent to the end of the quarter, the Company repurchased $100 million or 3.5 million shares of common stock.

The following table provides information on the Company’s comparable store sales trends on a one and two-year basis for the first quarter and for the first three weeks of the 12-week second quarter. Sales of a store are deemed comparable commencing in the 57th full week after the store was opened or acquired and are presented on a constant currency basis. Companies define comparable store sales differently; thus, growth rates across companies may not be comparable.

	Comps		Two-Year	Change in Transactions	Two-Year	Change in Basket Size	Two-Year
Q4 ended September 27, 2015	(0.2)%		2.9%	(0.8)%	0.5%	0.6%	2.4%
Q1 ended January 17, 2016	(1.8)%		2.9%	(1.6)%	0.7%	(0.2)%	2.2%

Q1 - first five weeks ended November 1, 2015	(2.1)%		2.7%	(1.9)%	0.4%	(0.2)%	2.3%
Q1 - last eleven weeks ended January 17, 2016	(1.6)%		2.9%	(1.4)%	1.0%	(0.2)%	1.9%

Q2 - first three weeks ended February 7, 2016	(2.8)%	*	2.3%
*Reflects a net negative impact from weather events in both years.

Gross margin declined 83 basis points to 34.0% of sales due primarily to an increase in cost of goods sold as a percentage of sales. LIFO was $2 million versus $3 million, a positive impact of three basis points year over year.

SG&A improved four basis points to 28.4% of sales. Leverage in salaries and benefits and marketing costs was partially offset by higher depreciation and technology investments as a percentage of sales.

Reflecting the Company’s issuance of $1.0 billion in senior notes, net interest expense was $3 million in the current year versus net investment income of $3 million in the prior year.

The effective tax rate was 37.0% versus 39.0% in the prior year due to a significant environmental tax credit related to the development of a new store.

Comparable store sales growth by age class for the trailing four quarters is provided in the following table.

	Trailing Four-Quarter Comps	# of Stores	% of Square Footage	Average Age (s.f. weighted)
> 11 years	(0.5)%	183	37%	18 years
5 to 11 years	(0.6)%	105	34%	8 years
< 5 years	4.9%	116	29%	3 years
All comparable stores	0.5%	404	100%	10 years

Growth and Development
In the first quarter, the Company opened three new stores. In the second quarter, the Company has opened two new stores and expects to open six additional stores.

The Company recently signed six new leases for one Whole Foods Market and five 365 by Whole Foods Market stores. The Whole Foods Market lease is 40,000 square feet and located in San Diego, CA. The 365 leases average 30,000 square feet and are located in Claremont, CA; Concord, CA; Los Alamitos, CA; Gainesville, FL; and Evergreen Park, IL.

The Company sees potential for 1,200 Whole Foods Market stores in the United States, with the new 365 format expanding the growth opportunity beyond 1,200 stores. The following table provides additional information about the Company’s new and acquired stores and development pipeline for Whole Foods Market and 365 stores scheduled to open through fiscal year 2021.

			Current Leases Signed:
New Store Information	FY15	FY16 YTD	365	WFM	Total
Number of stores (including relocations)	38	5	13	101	114
Relocations	6	0	0	16	16
Percentage in new markets	11%	20%	15%	22%	21%
Total square footage	1,653,000	219,000	380,000	4,479,000	4,859,000

Fiscal Year 2016 Outlook
The Company remains focused on the metrics it believes are key to the long-term health of its business and is targeting:

  Sales growth of 3% to 5%
  Approximately 30 new stores, including three 365 stores and two to three relocations
  Square footage growth of 7% or greater
  EBITDA margin of approximately 8.5%
  Capital expenditures of 5% of sales
  ROIC greater than 13.5%

The Company’s results are highly dependent on comps, which have been particularly difficult to predict in this competitive landscape. The Company is hopeful that comps will improve over the course of the year as comparisons get easier and sales-building initiatives gain traction; however, there could be some offsetting impact from a ramp up in price investments and promotions throughout the year. The 3% to 5% sales outlook for the year reflects comps of -2% to 0%.

Based on year-to-date results, the Company now expects a decline in operating margin for the fiscal year of up to 70 basis points from the 6.1% reported last year excluding fourth quarter charges. Reflecting increased value efforts as the year progresses, the year-over-year decline in gross margin, excluding LIFO, in Q2 through Q4 is expected to be greater than the 86 basis point decline in Q1. The Company expects year-over-year SG&A leverage to increase sequentially over the next three quarters reflecting the positive impact of cost-saving initiatives net of higher depreciation and other costs. For the remainder of the year, interest expense is expected to be approximately $38 million, and the effective tax rate is expected to be 39.0%.  Excluding $0.02 to $0.05 per diluted share in estimated net accretion related to debt-financed buybacks, the Company expects diluted earnings per share for the fiscal year of $1.53 or greater, implying $1.07 or greater for the remainder of the year.

The Company’s 365 store openings are expected as follows: Silver Lake, CA in late May; Lake Oswego, OR in July; and Bellevue, WA in August.

Seasonality
The Company notes that average weekly sales and gross profit as a percentage of sales are typically highest in the second and third fiscal quarters, and lowest in the fourth fiscal quarter due to seasonally slower sales during the summer months. Gross profit as a percentage of sales also is typically lower in the first fiscal quarter due to the product mix of holiday sales. The Company notes Easter falls in the second quarter in both this year and the prior year.

About Whole Foods Market
Founded in 1978 in Austin, Texas, Whole Foods Market is the leading natural and organic foods supermarket, the first national “Certified Organic” grocer, and uniquely positioned as America’s Healthiest Grocery Store™.  In fiscal year 2015, the Company had sales of approximately $15 billion and currently has 436 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 85,000 team members and has been ranked for 18 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine. For more information, please visit www.wholefoodsmarket.com.

Disclaimer on Forward-looking Statements
Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that are based on the Company’s current assumptions and involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows. These forward-looking statements may include comments relating to, among other things, future earnings per share and the Company’s intention to obtain additional debt in the near term and to make planned share repurchases, some of which are subject to risks and uncertainties relating to general business conditions, conditions in the credit and capital markets, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2015, and other risks and uncertainties not presently known to us or that we currently deem immaterial. We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is (888) 632-3384, and the conference ID is “Whole Foods.” A simultaneous audio webcast will be available at www.wholefoodsmarket.com/company-info/investor-relations.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	16 weeks ended
	January 17, 2016	January 18, 2015
Sales	$4,829	$4,671
Cost of goods sold and occupancy costs	3,188	3,045
Gross profit	1,641	1,626
Selling, general and administrative expenses	1,373	1,330
Operating income before pre-opening and store closure	268	296
Pre-opening expenses	13	21
Relocation, store closure and lease termination costs	3	4
Operating income	252	271
Interest expense	(7)	-
Investment and other income	4	3
Income before income taxes	249	274
Provision for income taxes	92	107
Net income	$157	$167

Basic earnings per share	$0.47	$0.46
Weighted average shares outstanding	337.0	359.9

Diluted earnings per share	$0.46	$0.46
Weighted average shares outstanding, diluted basis	338.2	362.2

Dividends declared per common share	$0.135	$0.130

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:
	16 weeks ended
	January 17, 2016	January 18, 2015
Net income
(numerator for basic and diluted earnings per share)	$157	$167
Weighted average common shares outstanding
(denominator for basic earnings per share)	337.0	359.9
Incremental common shares attributable to dilutive effect of share-based awards	1.2	2.3
Weighted average common shares outstanding and
potential additional common shares outstanding
(denominator for diluted earnings per share)	338.2	362.2

Basic earnings per share	$0.47	$0.46
Diluted earnings per share	$0.46	$0.46

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	16 weeks ended
	January 17, 2016	January 18, 2015
Net income	$157	$167
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(10)	(11)
Other comprehensive loss, net of tax	(10)	(11)
Comprehensive income	$147	$156

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	January 17, 2016	September 27, 2015
Current assets:
Cash and cash equivalents	$679	$237
Short-term investments - available-for-sale securities	130	155
Restricted cash	126	127
Accounts receivable	212	218
Merchandise inventories	564	500
Prepaid expenses and other current assets	115	108
Deferred income taxes	192	199
Total current assets	2,018	1,544
Property and equipment, net of accumulated depreciation and amortization	3,201	3,163
Long-term investments - available-for-sale securities	-	63
Goodwill	710	710
Intangible assets, net of accumulated amortization	79	79
Deferred income taxes	185	144
Other assets	43	38
Total assets	$6,236	$5,741

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$3	$3
Accounts payable	278	295
Accrued payroll, bonus and other benefits due team members	411	436
Dividends payable	44	45
Other current liabilities	502	473
Total current liabilities	1,238	1,252
Long-term debt and capital lease obligations, less current installments	1,052	62
Deferred lease liabilities	597	587
Other long-term liabilities	87	71
Total liabilities	2,974	1,972

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value, 1,200 shares authorized;
377.1 shares issued; 328.0 and 348.9 shares outstanding
at 2016 and 2015, respectively	2,917	2,904
Common stock in treasury, at cost, 49.1 and 28.2 shares at 2016 and 2015, respectively	(1,747)	(1,124)
Accumulated other comprehensive loss	(38)	(28)
Retained earnings	2,130	2,017
Total shareholders’ equity	3,262	3,769
Total liabilities and shareholders’ equity	$6,236	$5,741

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	16 weeks ended
	January 17, 2016	January 18, 2015
Cash flows from operating activities
Net income	$157	$167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	147	125
Share-based payment expense	16	19
LIFO expense	2	3
Deferred income tax benefit	(30)	(2)
Excess tax benefit related to exercise of team member stock options	(1)	(4)
Accretion of premium/discount on marketable securities	1	6
Deferred lease liabilities	8	11
Other	2	3
Net change in current assets and liabilities:
Accounts receivable	6	(6)
Merchandise inventories	(67)	(53)
Prepaid expenses and other current assets	(7)	9
Accounts payable	(16)	5
Accrued payroll, bonus and other benefits due team members	(25)	17
Other current liabilities	28	87
Net change in other long-term liabilities	11	-
Net cash provided by operating activities	232	387
Cash flows from investing activities
Development costs of new locations	(91)	(152)
Other property and equipment expenditures	(88)	(100)
Purchases of available-for-sale securities	(133)	(171)
Sales and maturities of available-for-sale securities	220	199
Decrease (increase) in restricted cash	1	(21)
Payment for purchase of acquired entities, net of cash acquired	(11)	(4)
Other investing activities	(6)	(2)
Net cash used in investing activities	(108)	(251)
Cash flows from financing activities
Purchases of treasury stock	(634)	(43)
Common stock dividends paid	(45)	(43)
Issuance of common stock	7	23
Excess tax benefit related to exercise of team member stock options	1	4
Proceeds from long-term borrowings	999	-
Proceeds from revolving line of credit	300	-
Payments on long-term debt and capital lease obligations	(302)	-
Other financing activities	(7)	-
Net cash provided by (used in) financing activities	319	(59)
Effect of exchange rate changes on cash and cash equivalents	(1)	(1)
Net change in cash and cash equivalents	442	76
Cash and cash equivalents at beginning of period	237	190
Cash and cash equivalents at end of period	$679	$266

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$137	$77

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	16 weeks ended
EBITDA and Adjusted EBITDA	January 17, 2016	January 18, 2015
Net income	$157	$167
Provision for income taxes	92	107
Interest expense	7	-
Investment and other income	(4)	(3)
Operating income	252	271
Depreciation and amortization	147	125
EBITDA	399	396
Share-based payment expense	16	19
Deferred rent	12	13
Adjusted EBITDA	$427	$428

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	16 weeks ended
Free Cash Flow	January 17, 2016	January 18, 2015
Net cash provided by operating activities	$232	$387
Development costs of new locations	(91)	(152)
Other property and equipment expenditures	(88)	(100)
Free Cash Flow	$53	$135

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital (“ROIC”) and Adjusted ROIC as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as ROIC earnings divided by average invested capital. ROIC earnings and adjustments to ROIC earnings are defined in the following tabular reconciliation. Invested capital reflects a trailing four-quarter average.

	52 weeks ended
ROIC	January 17, 2016	January 18, 2015
Net income	$525	$588
Interest expense, net of tax	4	-
ROIC earnings	529	588
Total rent expense, net of tax[1]	268	251
Estimated depreciation on capitalized operating leases, net of tax[2]	(178)	(167)
ROIC earnings, including the effect of capitalized operating leases	$619	$672

Average working capital, excluding current portion of long-term debt	$529	$662
Average property and equipment, net	3,121	2,789
Average other assets	1,075	1,105
Average other liabilities	(651)	(590)
Average invested capital	4,074	3,966
Average estimated asset base of capitalized operating leases[3]	3,486	3,278
Average invested capital, including the effect of capitalized operating leases	$7,560	$7,244

ROIC	13.0%	14.8%
ROIC, including the effect of capitalized of operating leases	8.2%	9.3%

Adjusted ROIC
Net income	$525	$588
Interest expense, net of tax	4	-
Adjustments, net of tax[4]	48	1
Adjusted ROIC earnings	577	589
Total rent expense, net of tax[1]	268	251
Estimated depreciation on capitalized operating leases, net of tax[2]	(178)	(167)
Adjusted ROIC earnings, including the effect of capitalized operating leases	$667	$673

Average working capital, excluding current portion of long-term debt	$529	$662
Average property and equipment, net	3,121	2,789
Average other assets	1,075	1,105
Average other liabilities	(651)	(590)
Average invested capital	4,074	3,966
Average estimated asset base of capitalized operating leases[3]	3,486	3,278
Average invested capital, including the effect of capitalized operating leases	$7,560	$7,244

Adjusted ROIC	14.2%	14.9%
Adjusted ROIC, including the effect of capitalized operating leases	8.8%	9.3%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
[4] Adjustments include non-cash asset impairment charges and Q4 2015 restructuring charge

Investor Relations Contact:
Cindy McCann
VP of Investor Relations
512.542.0204

Media Contact:
Robin Kelly
Robin.Kelly@wholefoods.com
617.417.3895